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                                                                    EXHIBIT 99.1


                                     TO THE
                               LEVI STRAUSS & CO.
                        REVISED EMPLOYEE RETIREMENT PLAN


     WHEREAS, Levi Strauss & Co. ("LS&CO.") maintains the Levi Strauss & Co. Revised Employee Retirement Plan (the "Plan"); and

     WHEREAS, pursuant to Section 18.1 of the Plan, the Board of Directors of LS&CO. is authorized to amend the Plan at any time and for any reason; and

     WHEREAS, LS&CO. desires to exclude from the definition of "Eligible Employee" those workers designated as "Supplemental Workers" according to LS&CO.'s records; and

     WHEREAS, by resolutions duly adopted on June 22, 2000, the Board of Directors of LS&CO. authorized Philip A. Marineau, President and Chief Executive Officer, to take certain actions with respect to the Plan and to further delegate to certain officers of LS&CO. the authority to take certain actions with respect to the Plan; and

     WHEREAS, on June 22, 2000, Philip A. Marineau delegated to the Senior Vice President of Worldwide Human Resources, the authority to take certain actions with respect to the Plan and such delegation has not been amended, rescinded or superseded as of the date hereof; and

     WHEREAS, the amendment herein is within the delegated authority of Fred D. Paulenich; and

     NOW THEREFORE, effective as of the date specified herein, the Plan is hereby amended as follows:

     Effective JUNE 1, 2003, the following is added after subsection (f) in
Section 2.29 of the Plan:

          "(g) Any Employee who is classified as a Supplemental Worker according to the Company's records."

                                      * * *

     IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed this ____ day of _______________________, 2003.


                                       LEVI STRAUSS & CO.


                              By:_______________________________________________
                                                FRED D. PAULENICH
                              Senior Vice President of Worldwide Human Resources